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                                                                    EXHIBIT 12.1

                   MIRANT MID-ATLANTIC, LLC AND SUBSIDIARIES
            STATEMENT REGARDING RATIO OF EARNINGS TO FIXED CHARGES



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
(In millions, except Ratio)

                                                                     For the three          For the period from
                                                                      months ended     July 12, 2000 (inception) to
                                                                     March 31, 2001          December 31, 2000
                                                                     --------------    ----------------------------
Earnings, as defined:
Income (loss) from continuing operations before income
     taxes and minority interest                                         $    68                 $    5
Add:
Fixed charges                                                                 22                      3
                                                                         -------                 ------
          Total earnings, as defined                                     $    90                 $    8
                                                                         -------                 ------
 Fixed charges, as defined:
Interest expensed                                                        $     2                     --
Amortized capitalized expenses related to indebtedness                        --                     --
Interest element of rentals                                                   20                      3
                                                                         -------                 ------
     Total fixed charges, as defined                                     $    22                 $    3
                                                                         -------                 ------
Ratio of earnings to fixed charges                                         4.098                  2.508
                                                                         -------                 ------

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